PORTIONS OF THIS EXHIBIT ("CONFIDENTIAL PORTIONS") HAVE BEEN DELETED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ("COMMISSION")UNDER RULE 406 OF THE SECURITIES ACT OF 1933 AND THE FREEDOM OF INFORMATION ACT. THE CONFIDENTIAL PORTIONS HAVE BEEN FILED SEPARATELY WITH THE COMMISSION AND ARE IDENTIFIED IN THIS EXHIBIT BY THE NOTATION "CT REQUESTED."

          INTERNATIONAL CARRIER VOICE SERVICE AGREEMENT

THIS AGREEMENT (the "Agreement") is made this 6th day of June, 1996, by and between MFS International, a Delaware corporation, with its principal office at 8100 Boone Boulevard, Suite 500, Vienna, VA 22182 ("MFSI"), and STARTEC, Inc. a Maryland Corp. with its principal office at 10411 Motor City Drive, Suite 301, Bethesda, MD 20877 ("Customer"). MFSI and Customer are "Parties" hereto.

MFSI agrees to provide switched international telecommunications services and other associated services (collectively "Service"), as described herewith, to Customer on the following terms and conditions, and Customer agrees to accept Service subject to the specific terms and charges set forth in the Price Schedule(s) and pursuant to the terms of this Agreement.

1. Confidentiality. During the Term and for three (3) years thereafter, neither Party shall disclose any terms of this Agreement, including pricing, or "Confidential Information" of the other Party. For purposes of this Agreement, "Confidential Information" shall mean information in written or other tangible form specifically labeled as such when disclosed by a Party. Confidential information transmitted orally shall be identified as such at the time of its disclosure., Confidential Information shall remain the property of the disclosing Party. A Party receiving Confidential Information shall: (i) use or reproduce such information only when necessary to perform this Agreement;
(ii) provide at least the same care to avoid disclosure or unauthorized use of such information as it provides to protect its own Confidential Information; (iii) limit access to such information to its employees or agents who need such information to perform this Agreement; and (iv) return or destroy all such information, including copies, after the need for it has expired, upon request of the disclosing Party, or upon termination of this Agreement. Notwithstanding anything to the contrary contained herein, a Party shall be allowed to disclose Confidential Information pursuant to judicial or governmental order or if otherwise required to do so by law.

2. TERM. The term of this Agreement shall be a minimum one (1) year from the last date of signature. The Agreement shall continue thereafter, in full force and effect, until canceled by either party giving 60 days written notice to the other party. Service will be discontinued the first business day of the third month after such notice of termination.

3. RELATIONSHIP OF PARTIES. Neither this Agreement nor the provision of Service creates a joint venture, partnership or agency between MFSI and Customer.

4. USE OF NAME AND MARKS. This Agreement confers no right to use the name, service marks, trademarks, copyrights, patents of either Party except as expressly provided herein. Neither Party shall take any action which would compromise the registered copyrights or service marks of the other.

5. LEGAL COMPLIANCE: REMEDIES FOR NON-COMPLIANCE. Customer represents and warrants that it has obtained all licenses, approvals and/or regulatory authority necessary to operate as contemplated herein.

6.   CUSTOMER RESPONSIBILITIES.  Customer shall comply with
MFSI's network interface procedures when it orders its own access facilities. MFSI agrees to promptly provide Customer with such network interface procedures.

7. SERVICE ACTIVATION. MFSI will use reasonable efforts to provide Service within 30 days, following execution of the applicable Price Schedule, or the requested delivery date, whichever is later.

8.   PRICING.  Pricing is pursuant to the applicable Price
Schedule(s). MFSI reserves the right to change the pricing upon ten (10) days prior written notice. Should any unit price increase more than [CT REQUESTED] during a calendar year, Customer may terminate this Agreement with 30 days written notice providing that all relevant requirements have been met (i.e.
paragraph 14.3).

9.   PAYMENT FOR SERVICE.

9.1 Customer shall pay MFSI for Service pursuant to the terms of this Agreement.

9.2 MFSI will invoice Customer monthly for Service provided hereunder. Invoices shall be due and payable upon receipt. Undisputed charges for Service that are not paid within 30 days after Customer's receipt of the invoice shall be past due. Interest will be charged on past due amounts beginning the 31st day following Customer's receipt of the invoice at a rate equal to the lesser of 18% per annum or the maximum rate allowed by law.

9.3 Customer will provide MFSI with a valid tax exemption form to exempt Customer, under applicable law, from taxes that would otherwise be paid by Customer. MFSI will invoice Customer for taxes (other than income taxes payable by MFSI) that are not covered by tax exemption certificate properly filed with MFSI.

9.4 If Customer, in good faith, disputes any invoiced amount, it shall submit to MFSI, within 30 days following receipt of the invoice, full payment of the undisputed portion of the invoice and written documentation identifying and substantiating the disputed amount. If the Parties, in good faith, cannot resolve the dispute within a reasonable period of time, then the dispute shall be settled by arbitration pursuant to Paragraph 16.

10. PAYMENT SECURITY. Provision of Service is contingent on credit approval by MFSI. Upon request by MFSI, Customer shall provide MFSI with financial circumstances. If Customer's financial circumstances or payment history is or becomes unacceptable to MFSI, then MFSI may require a deposit, irrevocable letter of credit or other form of security acceptable to MFSI within 20 days following MFSI's request.

11. INDEMNIFICATION. Each Party (as "Indemnitor") shall indemnify, defend and hold harmless the other Party (as "Indemnitee") from and against any and all liabilities, costs, damages, fines, assessments, penalties and expenses (including reasonable attorney's fees) resulting from (a) breach of any provision in this Agreement by Indemnitor, its employees or agents, or (b) any misrepresentation or illegal act of Indemnitor, its employees or agents, arising out of the Indemnitor's performance hereunder.

Customer shall indemnify, defend and hold MFSI harmless from and against any and all liabilities, costs and damages (including reasonable attorney's fees) resulting from any claim arising out of libel, slander, or patent or trademark infringement arising from the combination or use of Service with Customer provided service or facilities; or Customer's marketing, advertising, sales or promotion activities.

12. LIMITATION OF LIABILITY. IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR ANY SPECIAL, INDIRECT, INCIDENTAL, CONSEQUENTIAL OR EXEMPLARY DAMAGES, INCLUDING WITHOUT LIMITATION LOSS OF REVENUE, LOSS OF PROFITS, LOSS OF CUSTOMERS, CLIENTS OR GOODWILL ARISING IN ANY MANNER FROM THIS AGREEMENT AND THE PERFORMANCE OR NONPERFORMANCE OF BUSINESS HEREUNDER.

THE LIABILITY OF MFSI WITH RESPECT TO THE INSTALLATION (INCLUDING DELAYS THEREOF), PROVISION, TERMINATION, MAINTENANCE, REPAIR, INTERRUPTION, OR RESTORATION OF ANY SERVICE OR FACILITIES OFFERED UNDER THIS AGREEMENT SHALL NOT EXCEED AN AMOUNT EQUAL TO THE CHARGE APPLICABLE UNDER THIS AGREEMENT TO THE PERIOD DURING WHICH SERVICES WERE AFFECTED. FOR THOSE SERVICES WITH MONTHLY RECURRING CHARGES, THE LIABILITY OF MFSI IS LIMITED TO AN AMOUNT EQUAL TO THE PROPORTIONATE MONTHLY RECURRING CHARGES FOR THE PERIOD DURING WHICH SERVICE WAS AFFECTED.

13. WARRANTIES. MFSI WILL USE REASONABLE EFFORTS UNDER THE CIRCUMSTANCES TO MAINTAIN ITS OVERALL NETWORK QUALITY. THE QUALITY OF SERVICE PROVIDED HEREUNDER SHALL BE CONSISTENT WITH OTHER COMMON CARRIER INDUSTRY STANDARDS, GOVERNMENT REGULATIONS AND SOUND BUSINESS PRACTICES. MFSI MAKES NO OTHER WARRANTIES ABOUT THE SERVICE PROVIDED HEREUNDER, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO, ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

14.  TERMINATION FOR CAUSE.

14.1 A Party may terminate this Agreement upon the other Party's failure to cure any of the following with 30 days following written notice thereof: (a) the (i) insolvency, corporate reorganization, arrangement with creditors, receivership or dissolution of the other Party; or (ii) institution of bankruptcy proceedings by or against the other Party; (b) assignment or attempted assignment of the Agreement or any interest therein, except as permitted by paragraph 19 hereof; (c) change in control of the defaulting Party without the other Party's prior written consent, which consent shall not be unreasonably withheld; (d) a final order by a government entity with appropriate jurisdiction that a Service or the relationship hereunder is contrary to law or regulation; or (e) breach of any provision herein not otherwise referred to in this Paragraph 14.

14.2 MFSI may terminate this Agreement immediately and without notice if Customer breaches a provision of Paragraph 10 or 11.

14.3 Upon termination of this Agreement a Party may recover from the other all sums it is owed at the time of termination.

15.  TERMINATION FOR CONVENIENCE.  Customer may terminate this
Agreement for convenience with 60 days advance written notice, provided that all early termination requirements stipulated in the Price Schedule(s) are met.

16. ARBITRATION. Any dispute arising out of or relating to the Agreement will be finally settled by arbitration in accordance with the rules of the American Arbitration Association. The arbitration will be governed by the United States Arbitration Act, 9 U.S.C. Sec. I, et. seq., and judgment upon the award rendered by the arbitrator(s) may be entered by any court with jurisdiction. The arbitration will be held in the Washington, D.C. metropolitan area.

17. FORCE MAJEURE. Neither Party shall be liable for any delay or failure in performance of any part of this Agreement, other than for any delay or failure in an obligation to pay money, to the extent such delay or failure is caused by fire, flood, explosion, accident, war strike, embargo, governmental requirement, civil or military authority, Act of God, inability to secure materials or labor or any other causes beyond their reasonable control. Any such delay or failure shall suspend this Agreement until the Force Majeure ceases and the term shall be extended by the length of the suspension.

18.  NOTICES.  Notices, requests or other communications
(excluding invoices) hereunder shall be in writing and sent by certified mail addressed as follows:

If to MFS International:

MFS International
ATTN:  Manager-Carrier Svcs.
8100 Boone Blvd., Suite 500
Vienna,VA  22182
(703) 714-2381

If to Customer:

STARTEC, Inc.
10411 Motor City Dr. #301
Bethesda, MD 20817
Attention:  Director,
International Voice Services
Fax (301) 365-8969
phone:  (301) 365-8959

19. ASSIGNMENT. Neither this Agreement nor any right or obligation hereunder may be assigned or delegated to any other entity without the prior written consent of the other Party, which consent shall not be unreasonably withheld.

20. RULES OF CONSTRUCTION. No rule of construction requiring interpretation against the draftsman shall apply in the interpretation of this Agreement.

21. ENTIRE AGREEMENT. This Agreement, together with the attached Price Schedule(s), represents the entire agreement of the Parties with respect to the subject matter hereof and supersedes all other agreements (written or oral) between the Parties relating to the Service.

22.  MODIFICATION OF AGREEMENT.  This Agreement, including its
Price Schedule(s), may be amended, modified or supplemented only by a separate written document executed by authorized representatives of both Parties.

23. WAIVER OF TERMS. No term or provision herein shall be waived, and no breach or default excused, unless such waiver or consent is in writing and signed by the Party to which it is attributed. No consent by a Party to, or waiver of, a breach or default by the other, whether express or implied shall constitute a consent to, or waiver of, any subsequent breach or default.

24. PARTIAL INVALIDITY. If any provision of this Agreement shall be invalid or unenforceable, such invalidity or unenforceability shall not invalidate or render the Agreement unenforceable, but rather the Agreement shall be construed as if not containing the invalid or unenforceable provision. However, if such provision is an essential element of this Agreement, the Parties shall promptly attempt to negotiate a substitute therefor.

25. CUMULATIVE REMEDIES. Except as otherwise provided herein, the remedies provided for in this Agreement are in addition to any other remedies available at law or in equity.

26. GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of the Commonwealth of Virginia, and the Parties irrevocably agree to the exclusive jurisdiction of the courts of the Commonwealth of Virginia.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year last written below.

Customer:    STARTEC, Inc.              MFS International

/s/_________________________     /s/_________________________
Name:  Dhruva Kumar              Name:  Mary Lee Allen
Title:  Manager - Carrier Svcs.  Title:  V.P. International
                                            Carrier Relations
Date:  6 June, 1996
Date:  6/26/96

          ANNEXURE to STARTEC Carrier Services Agreement


     This Annexure is made and entered into this 2nd day of May, 1997, by and between STARTEC, Inc., ("STARTEC") a corporation duly incorporated in the state of Maryland and having its principal office at 10411 Motor City Drive, Suite 301, Bethesda, MD 20817 and WORLDCOM, Inc. successor in interest to MFS International, Inc. "Customer") a corporation duly incorporated in the state of Georgia and having its principal office at 515 East Amite Street, Jackson, 39201-2702.

     Whereas, the Parties have signed a master Agreement dated
     June 6, 1996.

Now this Annexure witnesseth as follows:

1a.  Service: Dedicated Access-Switched Services.

1b.  Special Rates:
Effective:               March 1, 1997
     Special rate supersede base rates.

     Code                     Country                  Rate/min.

     [CT REQUESTED]

2. Billing Method: unless otherwise agreed to in any annexure(s) attached hereto, Billing will be in the following format: 1. International Termination: billing will be in [CT REQUESTED] increments with a minimum of [CT REQUESTED] 2. Mexico Termination will be billed in increments of [CT REQUESTED] with a [CT REQUESTED] minimum.
     3. Domestic U.S. Termination will be billed in increments of [CT REQUESTED] with a minimum of [CT REQUESTED] 4. 800 U.S. Origination traffic will be billed in increments of [CT REQUESTED] with a minimum of [CT REQUESTED]

3.   Rate Modification:       [CT REQUESTED]

4.   Cust. Account [CT REQUESTED] (STARTEC Use only)

5. Please note customer signature not required, rates will become effective on the stated effective date.

AUTHORIZED BY: STARTEC, Inc.   /s/ Dhruva D. Kumar

Date: 2 May, 1997             Dhruva D. Kumar, Director, Carrier
                                                     Services